Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Reaffirms Previously Announced 2017 Guidance Levels

•	Total Net Revenue (“Revenue”) increased 1.3% to $227.6 million in the third quarter of 2017 from $224.6 million in the third quarter of 2016: Adjusting for the sale of the Rhode Island facilities, Revenue increased 1.9% as compared with last year’s third quarter

•	Adjusted EBITDA(1) increased 0.5% to $36.1 million in the third quarter of 2017 from $35.9 million in the third quarter of 2016; Adjusting for the sale of the Rhode Island facilities, Adjusted EBITDA(1) increased 1.3% as compared with last year’s third quarter

•	Earnings Per Share adjusted for non-recurring events taken place in the quarters (“Adjusted Earnings Per Share”) is $0.12 per share in the third quarter of 2017 as compared with $0.11 from the third quarter of 2016

•	Aggregate procedural volumes increased 2.4% (adjusting for the sale of the Rhode Island centers); same center procedural volumes increased 1.5%

•	A successful refinancing transaction was completed during the quarter, retiring the second lien term loan, simplifying the capital structure, increasing financial flexibility and reducing interest expense

LOS ANGELES, California, November 9, 2017 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 298 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2017.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am pleased with our results this quarter. We compared favorably in all metrics relative to last year’s third quarter despite having divested our Rhode Island assets in the second quarter, having one less workday in this year’s third quarter and having overcome a difficult hurricane season. We demonstrated Revenue, Adjusted EBITDA(1) and earnings growth as well as positive same center revenue and procedural increases. Our consistently improving financial metrics have contributed to material deleveraging since year end 2015.”

Dr. Berger continued, “I believe we are making great strides by executing on a focused multifaceted strategy. First, we are streamlining our business through divesting non-core or lower margin operations. For instance, we exited Breastlink and our other oncology assets in California as well as our imaging centers in Rhode Island. Second, we are continuing to invest in expanding our core markets. As an example, we doubled the size of our Delaware operating region through acquiring our principal outpatient competitor, Diagnostic Imaging Associates. Third, we are continuing to pursue our health system joint venture strategy. We’ve both expanded existing joint ventures and established new joint ventures, most notably on the West Coast with Cedars Sinai. And finally, we continue to grow our information technology platform, or eRAD, through acquiring more customers and purchasing or developing additional software capabilities.”

1

“During the third quarter, on August 22nd, we completed an amendment to our senior secured first lien credit agreement and raised an additional $170 million of first lien term loans, the proceeds of which were used to repay and retire RadNet’s second lien term loan. By completing this transaction, we were able to initially reduce our annual cash interest expense by almost $3 million. Based upon the pricing matrix in the amendment, if we continue to deleverage our balance sheet in the future, we could save up to an additional $3 million of cash interest expense annually. Furthermore, we were able to extend the maturities on the $168.0 million portion of term debt which was formerly our second lien loan by over two years. Lastly, we significantly improved our financial flexibility,” added Dr. Berger.

Dr. Berger continued, “What I’m most excited about is that many of the recent trends in healthcare are supporting and validating our current operating strategy and positioning. More and more services are leaving hospitals and being performed at lower cost ambulatory settings. This is happening across the delivery system, not just in diagnostic imaging. This will be a continuing trend as health plans and their patients seek lower cost alternatives to hospitals. As an example, Anthem (one of America’s largest health insurers) recently announced that it will no longer reimburse outpatient imaging performed at hospitals, except under extraordinary circumstances. We expect others to follow. We’ve also noted that insurance companies in their efforts to control costs are purchasing freestanding, ambulatory providers such as surgery centers, urgent care locations, clinical laboratories, physical therapy centers, home health businesses, physician practices and perhaps even retail drug store locations. I’m more convinced than ever that RadNet is well positioned to be a major force in the healthcare delivery continuum of the future.”

Third Quarter Financial Results

For the third quarter of 2017, RadNet reported Revenue of $227.6 million, Adjusted EBITDA(1) of $36.1 million and Net Income of $3.2 million, respectively. Revenue increased $3.0 million (or 1.3%) and Adjusted EBITDA(1) increased $188,000 (or 0.5%). Adjusting for the sale of the Rhode Island facilities taken place on April 28, 2017, Revenue increased 1.9% and Adjusted EBITDA(1) increased 1.3% from the third quarter of 2016.

Net Income increased $1.6 million over the third quarter of 2016. Per share Net Income for the third quarter was $0.07, compared to per share Net Income in the third quarter of 2016 of $0.04 (based upon a weighted average number of diluted shares outstanding of 47.6 million and 46.3 million for these periods in 2017 and 2016, respectively).

The comparison of Net Income is affected by certain unusual items which occurred in each of the third quarters of 2017 and 2016.

During the third quarter of 2017, we had pre-tax losses related to (i) our divested/closed oncology operations of $2.0 million; (ii) severance from our sale of Breastlink of $1.0 million; and (iii) expenses from our refinancing transaction of $235,000. Affecting the third quarter of 2016, we wrote-off $709,000 of deferred financing fees and expensed $606,000 of one-time rating agency and legal fees related to our refinancing transaction completed on July 1, 2016. We also had a one-time $1.2 million adjustment to depreciation expense and $2.0 million of severance related to our NY acquisitions.

Adjusting for these events on a tax affected basis in both quarters, Adjusted Earnings Per Share was $0.12 in the third quarter of 2017 as compared with $0.11 in the third quarter of 2016.

Also affecting Net Income in the third quarter of 2017 (excluding the items mentioned immediately above in the Adjusted Earnings Calculation) were certain non-cash expenses or non-recurring items including: $1.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $139,000 of additional severance paid in connection with headcount reductions related to cost savings initiatives; $420,000 loss on the sale or disposal of certain capital equipment; and $877,000 of amortization of deferred financing costs and loan discounts related to our credit facilities.

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For the third quarter of 2017, as compared with the prior year’s third quarter (and excluding Rhode Island from last year’s third quarter), MRI volume increased 5.1%, CT volume increased 6.3% and PET/CT volume increased 4.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.4% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2017 and 2016, MRI volume increased 3.3%, CT volume increased 5.5% and PET/CT volume increased 2.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 1.5% compared with the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2017, RadNet reported Revenue of $686.6 million, Adjusted EBITDA(1) of $101.8 million and Net Income of $7.3 million. Revenue increased $27.0 million (or 4.1%), Adjusted EBITDA(1) increased $3.7 million (or 3.8%) and Net Income increased $3.5 million, respectively, over the first nine months of 2016. Net Income Per Share for the nine month period ended September 30, 2017 was $0.16 per diluted share, compared to Net Income of $0.08 per diluted share in corresponding nine month period of 2016 (based upon a weighted average number of fully diluted shares outstanding of 47.2 million and 46.7 million for these periods in 2017 and 2016, respectively).

Affecting operating results in the nine months ended September 30, 2017 were certain non-cash expenses or non-recurring items including: $5.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.6 million of severance paid in connection with headcount reductions related to cost savings initiatives; $828,000 loss on the sale of certain capital equipment; $3.2 million of expenses related to divested or closed operations including oncology, Breastlink and Rhode Island; $235,000 of one-time rating agency and legal fees related to our refinancing transaction completed on August 22, 2017; $3.1 million gain on the sale of imaging and medical practice assets including Breastlink and Rhode Island; and $2.5 million of amortization of deferred financing costs and loan discounts related to our credit facilities.

2017 Guidance Update

RadNet reaffirms its previously announced 2017 guidance ranges as follows:

Total Net Revenue	$895 million - $925 million
Adjusted EBITDA(1)	$135 million - $145 million
Capital Expenditures (a)	$55 million - $60 million
Cash Interest Expense	$35 million - $40 million
Free Cash Flow Generation (b)	$40 million - $50 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger added, “We are on track to meet our guidance ranges for the year. All ranges remain unchanged from what we announced earlier in the year. Due to lower interest expense from the refinancing transaction, we may be below our Cash Interest Expense guidance level for the year.”

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2017 results on Thursday, November 9th, 2017 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, November 9, 2017

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-289-0548

International Dial-In Number: 719-457-2627

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=127114 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 6529988.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 298 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2017 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,468	$20,638
Accounts receivable, net	168,593	164,210
Due from affiliates	1,314	2,428
Prepaid expenses and other current assets	23,181	28,435
Assets held for sale	–	2,203
Total current assets	201,556	217,914

PROPERTY AND EQUIPMENT, NET	245,919	247,725
OTHER ASSETS
Goodwill	253,140	239,553
Other intangible assets	40,920	42,682
Deferred financing costs	2,035	2,004
Investment in joint ventures	49,158	43,509
Deferred tax assets, net of current portion	48,325	50,356
Deposits and other	6,866	5,733
Total assets	$847,919	$849,476

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$105,100	$111,166
Due to affiliates	12,109	13,141
Deferred revenue	1,944	1,516
Current portion of deferred rent	2,742	2,961
Current portion of notes payable	30,235	22,031
Current portion of obligations under capital leases	4,617	4,526
Total current liabilities	156,747	155,341

LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,225	24,799
Notes payable, net of current portion	579,921	609,445
Obligations under capital lease, net of current portion	3,173	2,730
Other non-current liabilities	7,895	5,108
Total liabilities	773,961	797,423

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 47,536,958, and 46,574,904 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in-capital	210,123	198,387
Accumulated other comprehensive (loss) gain	(1,376)	306
Accumulated deficit	(142,885)	(150,211)
Total RadNet, Inc.'s stockholders' equity	65,866	48,486
Noncontrolling interests	8,092	3,567
Total equity	73,958	52,053
Total liabilities and equity	$847,919	$849,476

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$211,313	$208,430	$638,119	$613,031
Provision for bad debts	(11,687)	(11,253)	(35,187)	(33,883)
Net service fee revenue	199,626	197,177	602,932	579,148
Revenue under capitation arrangements	27,981	27,466	83,702	80,448
Total net revenue	227,607	224,643	686,634	659,596
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	198,109	192,752	602,174	583,640
Depreciation and amortization	17,053	17,318	50,319	49,541
Loss (gain) on sale and disposal of equipment	420	(66)	828	375
Severance costs	1,186	2,188	1,566	2,528
Total operating expenses	216,768	212,192	654,887	636,084
INCOME FROM OPERATIONS	10,839	12,451	31,747	23,512
OTHER INCOME AND EXPENSES
Interest expense	10,169	11,404	30,712	32,830
Meaningful use incentive	–	–	(250)	(2,808)
Equity in earnings of joint ventures	(3,450)	(2,576)	(8,372)	(8,129)
Gain on sale of imaging centers	(845)	–	(3,146)	–
Gain from return of common stock	–	–	–	(5,032)
Other expenses	4	174	14	180
Total other expenses	5,878	9,002	18,958	17,041
INCOME BEFORE INCOME TAXES	4,961	3,449	12,789	6,471
Provision for income taxes	(1,112)	(1,461)	(4,177)	(2,211)
NET INCOME	3,849	1,988	8,612	4,260
Net income attributable to noncontrolling interests	623	344	1,286	391
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,226	$1,644	$7,326	$3,869

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.04	$0.16	$0.08

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.04	$0.16	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,953,705	45,868,629	46,760,583	46,337,993
Diluted	47,577,750	46,333,970	47,239,360	46,748,836

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,612	$4,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,319	49,541
Provision for bad debts	35,187	33,883
Gain from return of common stock	–	(5,032)
Equity in earnings of joint ventures	(8,372)	(8,129)
Distributions from joint ventures	6,785	2,929
Amortization deferred financing costs and loan discount	2,509	4,244
Loss on sale and disposal of equipment	828	375
Gain on sale of imaging centers	(3,146)	–
Stock-based compensation	5,842	4,918
Non cash severance	1,047	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(38,770)	(53,277)
Other current assets	2,981	10,420
Other assets	309	751
Deferred taxes	2,031	1,426
Deferred rent	2,137	(678)
Deferred revenue	428	60
Accounts payable, accrued expenses and other	6,857	9,039
Net cash provided by operating activities	75,584	54,730
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(22,904)	(6,603)
Investment at cost	(500)	–
Purchase of property and equipment	(52,807)	(52,110)
Proceeds from sale of imaging and medical practice assets	9,000	63
Cash distribution from new JV partner	1,473	994
Equity contributions in existing and purchase of interest in joint ventures	(80)	(1,374)
Net cash used in investing activities	(65,818)	(59,030)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(5,297)	(9,219)
Proceeds from borrowings	170,000	476,503
Payments on Term Loan Debt	(188,396)	(463,022)
Deferred financing costs and debt discount	(5,067)	(945)
Distributions paid to noncontrolling interests	(1,065)	(492)
Proceeds from sale of noncontrolling interest, net of taxes	7,726	–
Contributions from noncontrolling partners	125	–
Proceeds from revolving credit facility	182,000	344,600
Payments on revolving credit facility	(182,000)	(343,000)
Purchase of noncontrolling interests	–	(350)
Proceeds from issuance of common stock upon exercise of options	–	150
Net cash (used in) provided by financing activities	(21,974)	4,225
EFFECT OF EXCHANGE RATE CHANGES ON CASH	38	(13)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,170)	(88)
CASH AND CASH EQUIVALENTS, beginning of period	20,638	446
CASH AND CASH EQUIVALENTS, end of period	$8,468	$358
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$29,134	$26,819

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2017	2016
Net Income Attributable to RadNet, Inc. Common Shareholders	$3,226	$1,647
Plus Interest Expense	10,169	11,404
Plus Provision for Income Taxes	1,112	1,458
Plus Depreciation and Amortization	17,053	17,318
Plus Loss (Gain) on Sale of Equipment	420	(66)
Plus Severance Costs	1,186	2,188
Plus Other Expenses	4	174
Plus Non-Cash Employee Stock-Based Compensation	1,528	1,157
Plus Fees Related to Term Loan Refinancing	235	606
Plus Expenses of Divested/Closed Operations	1,986	–
Less Gain on Sale of Imaging Centers	(845)	–
Adjusted EBITDA(1)	$36,074	$35,886

	Nine Months Ended
	September 30,
	2017	2016
Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$7,326	$3,549
Plus Interest Expense	30,712	32,830
Plus Provision for Income Taxes	4,177	2,531
Plus Depreciation and Amortization	50,319	49,541
Plus Loss on Sale of Equipment	828	375
Plus Severance Costs	1,566	2,528
Plus Other Expenses	14	180
Plus Non-Cash Employee Stock-Based Compensation	5,842	4,918
Plus Acquisition Related Working Capital Adjustment	–	6,072
Plus Fees Related to Term Loan Refinancing	235	606
Plus Expenses of Divested/Closed Operations	3,186	–
Plus Reimbursable Legal Expenses	723	–
Less Gain on Sale of Imaging Centers	(3,146)	–
Less Gain on Return of Common Stock	–	(5,032)
Adjusted EBITDA(1)	$101,782	$98,098

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PAYOR CLASS BREAKDOWN**

Third Quarter
2017
Commercial Insurance	58.9%
Medicare	20.0%
Capitation	11.7%
Workers Compensation/Personal Injury	3.6%
Medicaid	2.6%
Other	3.2%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements.

After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

Third Quarter	Full Year	Full Year	Full Year
	2017	2016	2015	2014
MRI	35.2%	34.7%	35.3%	36.1%
CT	16.0%	15.8%	15.7%	15.3%
PET/CT	5.2%	5.0%	5.1%	5.7%
X-ray	8.8%	9.3%	9.6%	10.2%
Ultrasound	12.0%	12.3%	11.5%	11.1%
Mammography	16.2%	16.5%	16.4%	16.5%
Nuclear Medicine	1.1%	1.2%	1.3%	1.4%
Other	5.3%	5.2%	5.1%	3.7%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

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Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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